Exhibit 16

                                               Richard A. Eisner & Company, LLP
                                                    Accountants and Consultants

                                                             575 Madison Avenue
                                                        New York, NY 10022-2597
                                             Tel 212-355-1700  Fax 212-355-2414
                                                              www.eisnerllp.com

June 20, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:   NCT Group, Inc.
      File Ref. No. 0-18267

Ladies and Gentlemen:

We have read the statements made by NCT Group, Inc. in Item 4 of the accompanying Form 8-K, which is being filed with the Securities and Exchange Commission. We agree with the statements therein concerning our firm.

Very truly yours,


/s/ Richard A. Eisner & Company, LLP
Richard A. Eisner & Company, LLP